UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

Jernigan Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36892	47-1978772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Poplar Avenue, Suite 650 Memphis, Tennessee	38119
(Address of Principal Executive Offices)	(Zip Code)

 (901) 567-9510

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	JCAP	New York Stock Exchange

7.00% Series B cumulative redeemable perpetual preferred stock, $0.01 par value per share	JCAP PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company.

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On December 16, 2019, Jernigan Capital, Inc. (the “Company”), Jernigan Capital Operating Company, LLC (the “Operating Company”), JCap Advisors, LLC (the “Manager”), Dean Jernigan, John A. Good and Jonathan L. Perry (each of them, together with the Manager, the “Manager Parties”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which, among other things, the Operating Company will acquire substantially all of the operating assets and liabilities of the Manager and each of the employees of the Manager is expected to become an employee of the Company (the “Internalization”). As a result of the Internalization, the Manager will cease to perform any outside management services for the Company and the Company will become internally managed.

Upon the closing of the Internalization, the Operating Company will issue to the Manager 1,794,872 common units of limited liability company interest in the Operating Company (“Common OC Units”). In addition, if either (a) the Company’s common stock trades at or above a daily volume weighted average price of $25.00 per share for at least 30 days during any 365-day period prior to December 31, 2024 or (b) there is a change of control of the Company (as defined in the Purchase Agreement) prior to December 31, 2024 that is approved by the Company’s board of directors and the common stockholders of the Company, the Operating Company will issue an additional 769,231 Common OC Units to the Manager. The Common OC Units issuable in the Internalization are Class B Common OC Units, so, as described further below, the initial distributions payable on the Common OC Units to be issued in the Internalization will be prorated for the number of days during the initial distribution period that such Common OC Units are outstanding. The Class B Common OC Units are otherwise identical to Class A Common OC Units and will automatically convert to Class A Common OC Units following the initial distribution period.

A special committee (the “Special Committee”) of the Company’s board of directors (the “Board”) consisting solely of all of the independent and disinterested directors negotiated the terms of the Internalization on behalf of the Company and the Operating Company. The Purchase Agreement and the Internalization were unanimously approved by the Special Committee, and, upon recommendation by the Special Committee, by the Board. Prior to approving the Purchase Agreement, the Special Committee received an opinion from HFF Securities L.P., a JLL Company, to the effect that, as of December 16, 2019, subject to the assumptions and qualifications contained in such opinion, the consideration to be paid by the Company in connection with the Internalization is fair, from a financial point of view, to the Company's stockholders who are not affiliated with the Manager or its affiliates.

The consummation of the Internalization is subject to certain closing conditions, including the approval of the Internalization by the Company’s common stockholders at a special meeting of stockholders. The Purchase Agreement contains certain customary representations, warranties and covenants.

Under the Purchase Agreement, the Manager Parties have agreed to severally, and not jointly, indemnify the Company, the Operating Company and their respective affiliates and representatives for losses resulting from (i) any breach of a representation or warranty in the Purchase Agreement, (ii) any breach or failure to comply with any covenant in the Purchase Agreement and (iii) any asset or liability of the Manager not being acquired by the Operating Company. The Operating Company has agreed to indemnify the Manager Parties with respect to any losses resulting from (i) any breach representation or warranty in the Purchase Agreement, (ii) any breach or failure to comply with any covenant in the Purchase Agreement and (iii) any liability of the Manager assumed by Operating Company pursuant to the Purchase Agreement. Notwithstanding the foregoing, neither the indemnification obligations of the Manager Parties nor the indemnification obligations of the Operating Company shall be triggered until the aggregate amount of all indemnifiable losses exceeds $200,000. Furthermore, subject to certain limitations, neither the indemnification obligations of the Manager Parties nor indemnification obligations of the Operating Company may exceed $3.5 million. The Manager Parties may satisfy their indemnification obligations under the Purchase Agreement with Common OC Units.

The Purchase Agreement may be terminated (1) by mutual consent of the Manager and the Operating Company, (2) by either the Manager or the Operating Company if the closing of the Internalization has not occurred on or before June 30, 2020 (the “Outside Date”), (3) by the Operating Company if (i) there has been a material breach of any representation, warranty, covenant or agreement of the Manager such that one or more of closing conditions are not capable of being fulfilled as of the Outside Date; provided that (A) the Manager has been provided written notice and a reasonable opportunity to cure and (B) the Operating Company is not in material breach of its obligations under the Purchase Agreement, or (ii) the Company is unable to obtain the stockholder approval of the Internalization at its special meeting of stockholders or (4) by the Manager (but only so long as the Manager is not in material breach of its obligations under the Purchase Agreement) if there has been a material breach of any representation, warranty, covenant or agreement of the Operating Company such that one or more of the conditions to closing are not capable of being fulfilled as of the Outside Date; provided that the Operating Company has been provided written notice and a reasonable opportunity to cure.

For a period of five years following the closing of the Internalization Transaction, subject to certain exceptions, none of the Manager, Mr. Jernigan, Mr. Good or any of their respective affiliates will be entitled to engage in the business of acquiring, financing, owning or operating self-storage facilities other than for the Company, the Operating Company or any venture to which the Company, the Operating Company or any of their respective subsidiaries is a party. Such restriction will not apply to the Manager or Dean Jernigan, with respect to a Jernigan family-owned business that owns no more than 25 self-storage facilities and none of them are located within a three mile radius of any self-storage facilities in which the Company has an equity or debt investment (a “Jernigan Family Business”). Mr. Perry will be subject to separate restrictions on competition contained in his employment agreement, which are also incorporated in the Purchase Agreement.

Pursuant to the Purchase Agreement, without the prior written consent of the Operating Company, subject to certain exceptions, neither the Manager nor any of its members who receive Common OC Units will be permitted to offer, sell, contract to sell, pledge or otherwise transfer or dispose of any of the Common OC Units received in connection with the Internalization or securities convertible or exchangeable or exercisable for any of such Common OC Units, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common OC Units for a period of twelve months commencing on the closing date of the Internalization (the “Lockup Period”). After the Lockup Period and for a period of three years thereafter, neither the Manager nor any of its members who receive Common OC Units shall in any calendar quarter, without the prior approval of a majority of the independent directors of the Board, offer, sell, contract to sell or otherwise transfer or dispose of (other than by pledge, which is permitted following the Lockup Period) more than 145,000 Common OC Units or securities convertible or exchangeable or exercisable for any Common OC Units, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common OC Units.

In addition, the Purchase Agreement grants customary registration rights to the Manager and its members with respect to the resale of the shares of the Company’s common stock issuable upon the redemption of the Common OC Units issued as consideration in the Internalization.

The foregoing description of the Purchase Agreement is qualified entirely by reference to the Purchase Agreement, which is attached as Exhibit 2.1 hereto.

Amendment No. 4 to Operating Agreement

On December 16, 2019, the Company, as the managing member of the Operating Company, adopted Amendment No. 4 (the “Amendment”) to the Limited Liability Company Agreement (the “Operating Agreement”) of the Operating Company. The Amendment amends the Operating Agreement solely to designate the terms of Class B Common OC Units. The holders of Class B Common OC Units are only entitled to a prorated portion of any distributions paid for the period in which such Class B Common OC Units are issued based on the number of days during such distribution period that the Class B Common OC Units are outstanding. Following the initial distribution period, Class B Common OC Units are automatically converted into Class A Common OC Units. The terms of the Class B Common OC Units are otherwise identical to the terms of the Class B Common OC Units.

The foregoing description of the Amendment is qualified entirely by reference to the Amendment, which is attached as Exhibit 10.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the issuance of Common OC Units pursuant to the Purchase Agreement as consideration in the Internalization is incorporated by reference in this Item 3.02. The Common OC Units to be issued and sold pursuant to the Purchase Agreement, and the Company’s common stock to be issued upon redemption of such Common OC Units, will be issued and sold in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Employment Agreements

On December 16, 2019, the Company, the Operating Company and JCAP Management LLC, a subsidiary of the Company and the Operating Company (the “JCAP Management”), entered into employment agreements with each of Mr. Good and Mr. Perry, (the “Employment Agreements,” and each an “Employment Agreement”).

Term

The Employment Agreements will become effective as of the closing of the Internalization. Mr. Good’s Employment Agreement has a four year term. Mr. Perry’s Employment Agreement has an initial term of three years, with automatic renewals of additional successive one-year periods unless either party thereto provides at least 60 days’ advance notice of non-renewal. Mr. Good’s Employment Agreement does not provide for automatic renewal, but nothing in the Employment Agreement shall preclude Mr. Good’s remaining an “at will” employee of the Company after expiration of his Employment Agreement. If the closing of the Internalization does not occur within 90 days of the special meeting of the Company’s stockholders held to approve the Internalization, the Employment Agreements will be void and of no further effect.

Duties

The Employment Agreements provide that Mr. Good and Mr. Perry (collectively, the “Executive Officers,” and each, an “Executive Officer”) will be employed by JCAP Management and that Mr. Good will serve as Chief Executive Officer of the Company and Mr. Perry will serve as President and Chief Investment Officer of the Company. Mr. Good will report to the Board and Mr. Perry will report to the Company’s Chief Executive Officer. The Employment Agreements require that the Executive Officers devote substantially all of their business time and attention to the performance of their duties to the Company, but they allow the Executive Officers to engage in certain other outside activities, so long as those duties and activities do not unreasonably interfere with the performance of their duties to us.

Compensation

The Employment Agreements provide that Mr. Good and Mr. Perry will receive annual base salaries of $425,000 and $400,000, respectively, with target annual cash bonus opportunities of at least 100% of base salary, and at least 85% of base salary, respectively (the “Target Annual Bonus”), subject to performance criteria and targets established and administered by the Board (or a committee thereof). In addition, the Executives will be eligible to receive equity and other long-term incentive awards (including long-term incentive units in the Operating Company) at the discretion of the Board (or a committee thereof) under any applicable plan or program adopted by the Company, and they will be eligible to participate in all employee benefit programs made available to the Company’s senior executives generally. Any annual bonus for 2020 payable to Mr. Good shall be prorated based on the number of days in 2020 after the closing date of the Internalization. Mr. Perry is also entitled to a $1,500 monthly auto allowance.

Severance Payments

The Employment Agreements provide that, if an Executive Officer’s employment is terminated by the Company without “cause” or by the Executive for “good reason” (as those terms are defined in the Employment Agreements), subject to the Executive Officer executing and not revoking a release of claims, the Executive Officer will receive the following severance entitlements: (1) two times the sum, or in the case of a termination within 12 months following a change of control of the Company, three times the sum of (a) his base salary and (b) his average annual bonus earned in the two calendar years preceding the year of termination (or, in the case of Mr. Good, if the termination occurs in 2020, his Target Bonus, and if the termination occurs in 2021, his Target Annual Bonus and the annual bonus actually earned in 2020, annualized); (2) a prorated annual bonus for the year of termination; (3) all outstanding time-based equity-based awards vest, and performance-based equity awards will vest if and to the extent the applicable performance-based vesting conditions are satisfied with any such amount pro-rated for the actual number of days in the applicable performance period preceding the effective date of termination; and (4) continuation of subsidized health care coverage for up to 18 months or monthly payments equal to the Company cost of providing such coverage. The severance described in (1) above is paid in installments over 24 months following the termination date unless the termination occurs within 12 months following a change in control of the Company, in which case the severance is paid in a lump sum within 60 days after the date of termination. Mr. Perry would also be entitled to the severance payments and benefits described above if his employment is terminated by the Company due to the Company’s election not to renew the term of the Employment Agreement. Mr. Perry would not be entitled to severance if the termination is due to his election not to renew the term of the Employment Agreement. In the case of Mr. Good, after the expiration of his four-year Employment Agreement term, in the event Mr. Good’s employment is terminated by the Company without cause prior to the 1-year anniversary of the expiration of such Employment Agreement term, he shall receive one year of severance payments and benefits described above, provided, that, the amount of such payment shall be reduced dollar-for-dollar for salary, bonus and benefits that may be received by Mr. Good after the expiration of his Employment Agreement by reason of his continuing to be employed by the Company as an “at-will” employee during such 1-year period, prior to his termination.

For purposes of the Employment Agreements, “good reason” means, in summary, (i) assignment of duties or responsibilities substantially inconsistent with the Executive’s title or a material diminution in the Executive’s title, authority or responsibilities, (ii) a material reduction in an Executive’s base salary or Target Annual Bonus opportunity, (iii) a 35-mile relocation of an Executive Officer’s principal place of business, or (iv) a continuous, willful and material breach of the Employment Agreement by us, and “cause” means, in summary, the Executive’s (i) conviction of, or plea of guilty or nolo contendere to, a felony (excluding traffic-related felonies), or any financial crime involving us, (ii) willful and gross misconduct in the performance of his duties (other than by reason of his incapacity or disability), or (iii) continuous, willful and material breach of the Employment Agreement. For purposes of the Employment Agreements, “change in control” means, in summary, the occurrence of (i) the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s properties or assets, (ii) a change in the majority of the Board unless approved by incumbent directors, (iii) acquisition of 50% of more of the voting power of the Company’s stock, or (iv) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar transaction after which the Company’s shareholders do not own, directly or indirectly, more than 50% of the voting power of the surviving entity’s (or a parent entity’s) stock.

Non-Solicitation, Non-Competition, Intellectual Property, Confidentiality and Non-Disparagement

The Employment Agreements provide that for (i) eighteen months (in the case of Mr. Good) or (ii) twelve months (in the case of Mr. Perry) following the termination of employment, the respective Executive Officer will not solicit the Company’s employees, exclusive consultants or independent contractors, hire any individual who is (or was, within the six month period immediately preceding such hiring) the Company’s employee, exclusive consultant, or exclusive independent contractor, solicit, entice or induce the Company’s customers for the purpose of providing products or services that are competitive with the products or services the Company provides, or solicit, entice, or induce the Company’s customers to terminate or reduce their business with the Company. The Employment Agreements also contain non-competition covenants that prohibit the Executives from having any ownership interest in a competitor other than a passive investment of no more than 5%, or engaging in or performing services for a competitor, if such services either are the same as or similar to (individually or in the aggregate) the services Executive performed for the Company during his employment, or are performed with respect to products or services of the competitor that are competitive with the products or services provided by the Company with which Executive was involved during his employment or about which he received confidential information during his employment. Mr. Good’s Employment Agreement provides that the period during which the non-competition provision applies is eighteen months following termination for any reason, and Mr. Perry’s Employment Agreement provides that the period during which the non-competition provision applies is twelve months following a termination of employment in connection with which Mr. Perry is entitled to severance. Mr. Perry’s Employment Agreement provides that, following termination of employment, his ownership of, or devoting time as he determines in good faith to be necessary or appropriate to fulfill his duties to, a Jernigan Family Business will not constitute a violation of the non-competition covenant under his Employment Agreement. Each Employment Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of each of the Executive Officers on the one hand and the Company on the other hand to disparage the other.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to: (i) the Employment Agreement with Mr. Good, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference and (ii) the Employment Agreement with Mr. Perry, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Resignation of Dean Jernigan and Appointment of John A. Good as Chairman

On December 16, 2019, Dean Jernigan, the executive chairman of the Board, informed the Board of his resignation from the Board effective December 31, 2019. Mr. Jernigan informed the Board that his resignation was a result of his retirement and not the result of any disagreements with the Company, the Board or management.

On December 16, 2019, the Board appointed John A. Good, the Company’s chief executive officer, as chairman of the Board, effective December 31, 2019.

Item 8.01	Other Events.

On December 16, 2019, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of such press release is attached hereto as Exhibit 99.1.

Also on December 16, 2019, the Company published an investor presentation with respect to the pending Internalization. A copy of such presentation is attached hereto as Exhibit 99.2.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which the Company operates, and the transactions described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties to the Purchase Agreement following announcement of the Purchase Agreement; (3) the inability to complete the Internalization due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Internalization; (4) risks that the proposed transaction disrupts current plans and operations as a result of the Internalization; (5) the impact, if any, of the announcement or pendency of the Internalization on the company’s relationships with its developer partners; (6) the amount of the costs, fees, expenses and charges related to the Internalization; (7) the risk that the expected accretion and general and administrative expense savings from the Internalization are not achieved, (8) our ability to increase the capacity under our credit facility, (9) our use of capital, (10) the expected timing of our development cycle, future deliveries of new self-storage facilities and projects we finance, (11) our ability to acquire wholly owned assets and (12) other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. All forward-looking statements speak only as of the date of this Current Report on Form 8-K or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are qualified by the cautionary statements in this section. The Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the proposed Internalization. In connection with the proposed internalization transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to its stockholders in connection with the proposed internalization transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.jernigancapital.com, or by contacting the Company’s Investor Relations Department.

The Company and its directors and certain of its executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 1, 2019, its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 19, 2019 and other filings filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated December 16, 2019, by and among Jernigan Capital, Inc., Jernigan Capital Operating Company, LLC, JCap Advisors, LLC, Dean Jernigan and John A. Good.

10.1	Amendment No. 4 to the Limited Liability Company Agreement of Jernigan Capital Operating Company, LLC.

10.2	Employment Agreement, dated as of December 16, 2019, by and among John A. Good and Jernigan Capital, Inc., Jernigan Capital Operating Company, LLC and JCAP Management LLC.

10.3	Employment Agreement, dated as of December 16, 2019, by and among Jonathan L. Perry and Jernigan Capital, Inc., Jernigan Capital Operating Company, LLC and JCAP Management LLC.

99.1	Press Release.

99.2	Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2019

Jernigan Capital, Inc.

By:	/s/ John A. Good
Name: John A. Good
Title: Chief Executive Officer